Exhibit 99.1

Press Release

July 26, 2022	Contact Information:

For Immediate Release	Dave Pauli
Vice President - Investor Relations
414.223.7770

Zurn Elkay Water Solutions Reports Second Quarter 2022 Financial Results
Investor call scheduled for Wednesday, July 27, 2022 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS), a leader in sustainable water solutions, reported today second-quarter 2022 financial results.

Second Quarter Highlights
~~•~~On July 1, 2022 Zurn Elkay Water Solutions Corporation ("Zurn Elkay" or the "Company") formerly known as Zurn Water Solutions, completed the combination with Elkay Manufacturing Company (“Elkay”), a market leader of commercial drinking water solutions.
•Net sales in the quarter increased 17% to $284 million compared with $244 million in last year’s June quarter (+15% core sales(1), +2% acquisitions).
•Net income from continuing operations was $36 million (diluted EPS from continuing operations of $0.28) compared with net income from continuing operations of $21 million (diluted EPS from continuing operations of $0.17) in the year-ago quarter.
•Adjusted EPS(1) was $0.32 compared with $0.22 in the year-ago quarter.
•Adjusted EBITDA(1) was $64 million (22.6% of net sales) compared with $56 million (22.8% of net sales) in last year's second quarter. Corporate costs were $7 million compared to $10 million in last year's second quarter.
•Increased quarterly dividend from $0.03 per share to $0.07 per share.
•Net debt leverage of 2.0x as of June 30, 2022.

Todd A. Adams, Chairman and Chief Executive Officer of Zurn Elkay Water Solutions Corporation, commented, “We are pleased to have successfully completed the combination with Elkay right after the second quarter closed. Elkay is a strong, strategic fit and the combination of Zurn and Elkay will drive significant value for both our shareholders and customers as we have created a North American leader with a suite of high-quality commercial water solutions that is unmatched in the marketplace. The Elkay combination puts us well on our way to doubling the size of the business over the next couple of years while enhancing both our competitive advantage within specified water solutions and our commitment to sustainability. Our newly combined teams are energized about the opportunity to serve our customers as one Zurn Elkay and remain committed to delivering on the $50 million of synergies by 2025."

“In the second quarter, which does not include any impact from Elkay, we delivered another quarter of strong growth as year over year sales grew 17% with our core sales growing 15% on top of core growth of 29% in the prior year second quarter. Operationally, we continue to execute well as we delivered an adjusted EBITDA margin, excluding corporate costs, of 25.1% which was above the high-end of our expectations heading into the quarter."

“As we look to the back half of the year, we continue to have confidence in generating double digit sales growth in our core business and we are well positioned to deliver solid EBITDA margins and cash flow in the combined business while driving our net debt leverage close to one times by the end of the calendar year."

Third Quarter Outlook
Adams continued, “For the third quarter of 2022 we expect Zurn sales to increase by a high-teens percentage over the prior year third quarter and for Elkay sales to be between $145 and $155 million in the quarter. We anticipate the consolidated Zurn Elkay Adjusted EBITDA margin, excluding corporate costs, to range between 21.0% and 22.0% and for our corporate expenses to approximate $7 million. The consolidated Adjusted EBITDA margin outlook anticipates at least 100 bps of margin expansion from the Zurn Elkay proforma combined Adjusted EBITDA margin in the prior year third quarter."

Second Quarter 2022 Overview
    Net sales were $284 million during the three months ended June 30, 2022, an increase of 17% year over year. Excluding a 2% increase to net sales resulting from our prior-year acquisition, core sales increased 15% year over year as all of our product categories contributed to the sales growth.

Income from operations, excluding corporate costs of $9 million, was $63 million during the three months ended June 30, 2022, or 22.1% of net sales. Income from operations excluding corporate costs as a percentage of net sales increased by 40 basis points primarily as a result of the favorable impact of year-over-year sales growth (inclusive of price realization), productivity savings and the lower intangible asset amortization and stock option expense, all of which was partially offset by the year-over-year increases in material and transportation costs, as well as incremental growth and productivity investments.

    Adjusted EBITDA(1), excluding corporate costs of $7 million, was $71 million, or 25.1% of net sales during the three months ended June 30, 2022 compared to $65 million, excluding corporate costs of $10 million, or 26.8% of net sales during the three months ended June 30, 2021.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Core Sales
Core sales excludes the impact of acquisitions (such as the Wade Drains acquisition), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.

Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Zurn Elkay Water Solutions common stockholders and net income per diluted share attributable to Zurn Elkay Water Solutions common stockholders, respectively.

EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. In addition to Adjusted EBITDA we also use the term "Adjusted EBITDA excluding corporate costs" which is used to described our total Adjusted EBITDA at the operating level without being burdened by the EBITDA costs associated with our corporate functions. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), which we refer to as "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and this ratio is utilized by management when making key investment decisions and evaluating us against peers.

Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.

Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as stockholders' equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.

About Zurn Elkay Water Solutions
Headquartered in Milwaukee, Wisconsin, Zurn Elkay Water Solutions is a growth-oriented, pure-play water business that designs, procures, manufactures, and markets what we believe is the broadest sustainable product portfolio of solutions to improve health, human safety, and the environment. The Zurn Elkay product portfolio includes professional grade water control and safety, water distribution and drainage, drinking water, finish plumbing, hygienic, environmental and site works products for public and private spaces. Visit www.zurn-elkay.com for additional information about the Company.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call on Wednesday, July 27, 2022, at 8:30 a.m. Eastern Time to discuss its second quarter 2022 results, provide a general business update and respond to investor questions. Zurn Elkay Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call and webcast. The conference call can be accessed via telephone as follows:

Domestic toll-free: 888-510-2359
International toll: 646-960-0215
Access Code: 7660247

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurn-elkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 9:30 a.m. Central Time July 27, 2022 until 10:59 p.m. Central Time, August 3, 2022. To access the replay, please dial 800-770-2030 (domestic) or 647-362-9199 (international). The Conference ID for the replay is: 7660247. The replay will also be available as a webcast on the Company’s investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions Corporation as of the date of the release, and Zurn Elkay assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. In addition, our Merger with Elkay Manufacturing Company involves various risks, uncertainties, and factors including those described in Part II, Item 1A, "Risk Factors" in the Company's Quarterly Reporting on Form 10-Q for the quarterly period ended June 30, 2022.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net sales	$284.2	$243.7	$523.8	$448.9
Cost of sales	170.4	139.9	308.1	256.7
Gross profit	113.8	103.8	215.7	192.2
Selling, general and administrative expenses	58.4	60.4	112.3	118.1
Restructuring and other similar charges	0.3	0.3	1.4	0.9
Amortization of intangible assets	1.6	5.8	4.6	11.9
Income from operations	53.5	37.3	97.4	61.3
Non-operating expense:
Interest expense, net	(5.2)	(10.1)	(10.0)	(19.7)
Other expense, net	(0.6)	(0.4)	(0.3)	(0.1)
Income before income taxes	47.7	26.8	87.1	41.5
Provision for income taxes	(11.3)	(6.2)	(21.3)	(10.9)
Net income from continuing operations	36.4	20.6	65.8	30.6
Income from discontinued operations, net of tax	—	52.6	0.8	92.6
Net income attributable to Zurn Elkay common stockholders	$36.4	$73.2	$66.6	$123.2

Basic net income per share:
Continuing operations	$0.29	$0.17	$0.52	$0.25
Discontinued operations	$—	$0.44	$0.01	$0.77
Net income	$0.29	$0.61	$0.53	$1.03
Diluted net income per share:
Continuing operations	$0.28	$0.17	$0.51	$0.25
Discontinued operations	$—	$0.42	$0.01	$0.75
Net income	$0.28	$0.59	$0.52	$0.99
Weighted-average number of shares outstanding (in thousands):
Basic	126,419	120,465	126,350	120,138
Effect of dilutive equity awards	1,972	3,832	2,063	3,953
Diluted	128,391	124,297	128,413	124,091

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2022
(in Millions) (Unaudited)

	Three Months Ended June 30, 2022
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$284.2		$—			$284.2

EBITDA	57.5		6.8	(a)		64.3
Depreciation and amortization	(4.0)		—			(4.0)
Income from operations	53.5		6.8	(b)		60.3

Income before income taxes	47.7		5.2	(c)		52.9
Provision for income taxes and indicated rate	(11.3)	23.7%	(1.1)		21.2%	(12.4)	23.4%
Net income from continuing operations	36.4		4.1			40.5

Income from discontinued operations, net of tax	—		—			—
Net income attributable to Zurn Elkay common stockholders	$36.4		$4.1			$40.5

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.3		$0.3			$0.3
Acquisition-related fair value adjustment	0.3		0.3			0.3
Last-in-first-out inventory adjustments	2.4		2.4			2.4
Stock-based compensation expense	3.8		3.8			—
Amortization of intangible assets	—		—			1.6
Other expense, net (1)	—		—			0.6
Total Adjustments	$6.8		$6.8			$5.2
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2022
(in Millions) (Unaudited)

	Six Months Ended June 30, 2022
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$523.8		$—			$523.8

EBITDA	106.7		9.6	(a)		116.3
Depreciation and amortization	(9.3)		—			(9.3)
Income from operations	97.4		9.6	(b)		107.0

Income before income taxes	87.1		6.8	(c)		93.9
Provision for income taxes and indicated rate	(21.3)	24.5%	(1.5)		22.1%	(22.8)	24.3%
Net income from continuing operations	65.8		5.3			71.1

Income from discontinued operations, net of tax	0.8		(0.8)			—
Net income attributable to Zurn Elkay common stockholders	$66.6		$4.5			$71.1

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.4		$1.4			$1.4
Acquisition-related fair value adjustment	0.6		0.6			0.6
Other, net (1)	0.3		0.3			0.3
Last-in-first-out inventory adjustments	(0.4)		(0.4)			(0.4)
Stock-based compensation expense	7.7		7.7			—
Amortization of intangible assets	—		—			4.6
Other expense, net (2)	—		—			0.3
Total Adjustments	$9.6		$9.6			$6.8

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2021
(in Millions) (Unaudited)

	Three Months Ended June 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$243.7		$—			$243.7

EBITDA	45.5		10.0	(a)		55.5
Depreciation and amortization	(8.2)		—			(8.2)
Income from operations	37.3		10.0	(b)		47.3

Income before income taxes	26.8		9.1	(c)		35.9
Provision for income taxes and indicated rate	(6.2)	23.1%	(2.3)		25.3%	(8.5)	23.7%
Net income from continuing operations	20.6		6.8			27.4

Income from discontinued operations, net of tax	52.6		(52.6)			—
Net income attributable to Zurn Elkay common stockholders	$73.2		$(45.8)			$27.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.3		$0.3			$0.3
Last-in-first-out inventory adjustments	2.6		2.6			2.6
Stock-based compensation expense	7.1		7.1			—
Amortization of intangible assets	—		—			5.8
Other expense, net (1)	—		—			0.4
Total Adjustments	$10.0		$10.0			$9.1
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2021
(in Millions) (Unaudited)

	Six Months Ended June 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$448.9		$—			$448.9

EBITDA	77.8		22.0	(a)		99.8
Depreciation and amortization	(16.5)		—			(16.5)
Income from operations	61.3		22.0	(b)		83.3

Income before income taxes	41.5		17.8	(c)		59.3
Provision for income taxes and indicated rate	(10.9)	26.3%	(4.4)		24.7%	(15.3)	25.8%
Net income from continuing operations	30.6		13.4			44.0

Income from discontinued operations, net of tax	92.6		(92.6)			—
Net income attributable to Zurn Elkay common stockholders	$123.2		$(79.2)			$44.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.9		$0.9			$0.9
Acquisition-related fair value adjustment	0.6		0.6			0.6
Last-in-first-out inventory adjustments	4.3		4.3			4.3
Stock-based compensation expense	16.2		16.2			—
Amortization of intangible assets	—		—			11.9
Other expense, net (1)	—		—			0.1
Total Adjustments	$22.0		$22.0			$17.8

____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Six Months Ended June 30, 2022 and June 30, 2021
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income attributable to Zurn Elkay common stockholders	$36.4	$73.2	$66.6	$123.2
Income from discontinued operations, net of tax (1)	—	(52.6)	(0.8)	(92.6)
Provision for income taxes	11.3	6.2	21.3	10.9
Other expense, net (2)	0.6	0.4	0.3	0.1
Interest expense	5.2	10.1	10.0	19.7
Income from operations	$53.5	$37.3	$97.4	$61.3

Adjustments
Depreciation and amortization	$4.0	$8.2	$9.3	$16.5
Restructuring and other similar charges	0.3	0.3	1.4	0.9
Stock-based compensation expense	3.8	7.1	7.7	16.2
Last-in first-out inventory adjustment	2.4	2.6	(0.4)	4.3
Acquisition-related fair value adjustment	0.3	—	0.6	0.6
Other, net (3)	—	—	0.3	—
Subtotal of adjustments	10.8	18.2	18.9	38.5
Adjusted EBITDA	$64.3	$55.5	$116.3	$99.8
Corporate costs	$(7.0)	$(9.8)	$(13.8)	$(18.8)
Adjusted EBITDA before corporate costs	$71.3	$65.3	$130.1	$118.6
____________________
(1)Income from discontinued operations, net of tax is not included in Adjusted EBITDA in accordance with the terms of our credit agreement.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended		Six Months Ended
Adjusted Net Income and Earnings Per Share	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income attributable to Zurn Elkay common stockholders	$36.4	$73.2	$66.6	$123.2
Income from discontinued operations, net of tax	—	(52.6)	(0.8)	(92.6)
Amortization of intangible assets	1.6	5.8	4.6	11.9
Restructuring and other similar charges	0.3	0.3	1.4	0.9
Acquisition-related fair value adjustment	0.3	—	0.6	0.6
Last-in first-out inventory adjustment	2.4	2.6	(0.4)	4.3
Other expense, net (1)	0.6	0.4	0.3	0.1
Other, net (2)	—	—	0.3	—
Tax effect on above items	(1.1)	(2.3)	(1.5)	(4.4)
Adjusted net income	$40.5	$27.4	$71.1	$44.0

GAAP diluted net income per share from continuing operations	$0.28	$0.17	$0.51	$0.25
Adjusted earnings per share - diluted	$0.32	$0.22	$0.55	$0.35

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	126,419	120,465	126,350	120,138
Effect of dilutive equity securities	1,972	3,832	2,063	3,953
Adjusted diluted weighted-average shares	128,391	124,297	128,413	124,091
____________________
1.Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
2.Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended(1)		Six Months Ended(1)
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cash provided by (used for) operating activities	$41.9	$145.0	$(12.0)	$145.0
Expenditures for property, plant and equipment	(1.2)	(14.0)	(2.0)	(14.0)
Free cash flow	$40.7	$131.0	$(14.0)	$131.0
(1)The condensed consolidated statements of cash flows for the periods ended June 30, 2021 have not been adjusted to separately disclose cash flows related to the discontinued operations.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$36.4	$73.2	$66.6	$123.2
Other comprehensive income (loss):
Foreign currency translation adjustments	(2.0)	5.4	—	3.7
Change in pension and postretirement defined benefit plans, net of tax	—	(0.1)	—	(0.2)
Other comprehensive (loss) income, net of tax	(2.0)	5.3	—	3.5
Total comprehensive income	$34.4	$78.5	$66.6	$126.7

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$110.4	$96.6
Receivables, net	188.9	144.1
Inventories	243.4	184.5
Income taxes receivable	20.1	33.1
Other current assets	25.6	16.5
Total current assets	588.4	474.8
Property, plant and equipment, net	61.6	64.4
Intangible assets, net	174.8	179.1
Goodwill	252.6	254.1
Insurance for asbestos claims	66.0	66.0
Other assets	32.9	39.3
Total assets	$1,176.3	$1,077.7
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$5.6	$5.6
Trade payables	126.1	105.1
Compensation and benefits	9.2	22.0
Current portion of pension and postretirement benefit obligations	1.3	1.3
Other current liabilities	99.0	106.4
Total current liabilities	241.2	240.4

Long-term debt	531.9	533.9
Pension and postretirement benefit obligations	55.9	57.3
Deferred income taxes	9.9	3.1
Operating lease liability	5.9	8.9
Reserve for asbestos claims	66.0	66.0
Other liabilities	36.1	41.7
Total liabilities	946.9	710.9

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 126,182,246 at June 30, 2022 and 125,720,068 at December 31, 2021	1.3	1.3
Additional paid-in capital	1,438.3	1,436.9
Retained deficit	(1,135.3)	(1,236.9)
Accumulated other comprehensive loss	(74.9)	(74.9)
Total stockholders' equity	229.4	126.4
Total liabilities and stockholders' equity	$1,176.3	$1,077.7

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended (1)
	June 30, 2022	June 30, 2021
Operating activities
Net income	$66.6	$123.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	4.7	28.1
Amortization of intangible assets	4.6	18.5
Loss (gain) on dispositions of long-lived assets	0.3	(9.2)
Deferred income taxes	6.8	(4.0)
Other non-cash expenses (income)	1.7	(1.1)
Stock-based compensation expense	7.7	27.0
Changes in operating assets and liabilities:
Receivables	(45.0)	(61.7)
Inventories	(58.9)	(30.7)
Other assets	7.8	(8.9)
Accounts payable	21.1	62.1
Accruals and other	(29.4)	1.7
Cash (used for) provided by operating activities	(12.0)	145.0

Investing activities
Expenditures for property, plant and equipment	(2.0)	(14.0)
Acquisitions, net of cash acquired	1.1	(3.4)
Proceeds from dispositions of long-lived assets	1.3	13.0
Proceeds associated with divestiture of discontinued operations	35.0	—
Cash provided by (used for) investing activities	35.4	(4.4)

Financing activities
Proceeds from borrowings of debt	10.0	—
Repayments of debt	(13.0)	(1.1)
Proceeds from exercise of stock options	1.8	19.4
Taxes withheld and paid on employees' share-based payment awards	(0.5)	(1.4)
Repurchase of common stock	—	(0.9)
Payment of common stock dividends	(7.6)	(21.6)
Cash used for financing activities	(9.3)	(5.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	0.1
Increase in cash, cash equivalents and restricted cash	13.8	135.1
Cash, cash equivalents and restricted cash at beginning of period	96.6	255.6
Cash, cash equivalents and restricted cash at end of period	$110.4	$390.7

(1)The condensed consolidated statements of cash flows for the period ended June 30, 2021 have not been adjusted to separately disclose cash flows related to the discontinued operations.